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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                AMENDMENT NO. 1


                                       TO


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 27, 1998


                           ARGENT CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          NEVADA                0-20702                   88-0383765
(State of Incorporation)  Commission File No.  (IRS Employer Identification No.)


            101 Main Street, Third Floor, Huntington Beach, CA 92648
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (714) 374-1263


              2414 Babcock Road, Suite 105, San Antonio, TX 78229
         (Former name or former address, if changed since last report)

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     Argent Capital Corporation (the "registrant") hereby amends the following
Items, Financial Statements, Exhibits or other portions of the Current Report on Form 8-K, dated March 13, 1998 (the "Original Form 8-K"), as set froth in the pages attached hereto. The definitions and short-titles used in the Original Form 8-K are incorporated herein by this reference and the same have the same meaning when used in this Form 8-K/A.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     The number of shares of registrant's common stock issuable to CHC has been reduced in accordance with the terms of the Agreement, due to certain accounting errors in the financial statements of CCC presented at the closing of the Agreement, which caused its net worth to be overstated by $756,005. As a result, the number of newly-issued shares of registrant's common stock issuable to CHC under the Agreement has been reduced to 1,493,631 (from 1,845,831), representing 70.8% (vs. 75%) of the issued and outstanding capital stock of registrant immediately following the closing of the Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements of registrant were previously omitted in the Original Form 8-K in accordance with Paragraphs (a)(4) and (b)(2) of Item 7 and registrant incorporated the financial statements set forth subsequently in its Form 10-QSB as of March 31, 1998. Due to the pre-closing errors in the financial statements of CCC, registrant is amending its Form 10-QSB as of March 31, 1998 and contemporaneously herewith is filing a Form 10-QSB/A for the period ended March 31, 1998 and said Form 10-QSB/A is incorporated by this reference. Registrant is also filing contemporaneously herewith its Form 10-QSB for the period ended June 30, 1998, and the same is incorporated herein by this reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 17, 1998                   Registrant:

                                        Argent Capital Corporation


                                        By:  /s/ Christopher A. Millar
                                             Christopher A. Millar
                                             President